Exhibit 99.2

Shareholder Presentation March 17, 2020 Nasdaq: MMAC www.mmacapitalholdings.com 3600 O’Donnell Street, Suite 600, Baltimore, MD 21224 (443) 263-2900

Disclaimer • This presentation and any related oral statements contain forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” ”may,” “plan,” “potential,” “project,” “see,” “seek,” “should,” “will,” “would,” and similar words or expressions and are made in connection with discussions of future events and future operating or financial performance. • Forward-looking statements reflect our management’s expectations at the date of this presentation regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties, including the uncertain impact of the global coronavirus or COVID-19 pandemic. Our actual results and financial condition may differ materially from what is anticipated by the forward- looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this presentation. Readers are cautioned not to place undue reliance on forward-looking statements in this presentation or that we may make from time to time, and to consider carefully the factors discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the Securities and Exchange Commission (“SEC”) on March 13, 2020 and the uncertain impact of the global coronavirus or COVID-19 pandemic. We do not undertake to update any forward-looking statements included in this presentation. MMA Capital Holdings, Inc. 2

Mission MMA Capital Holdings, Inc. (“MMAC”) focuses on investments that generate positive environmental and social impacts and deliver attractive risk-adjusted total returns to our shareholders. MMA Capital Holdings, Inc. 3

MMAC Introduction Historically, MMAC has provided debt and equity financing to affordable housing, real estate and renewable energy. MMAC has recycled out of substantially all its affordable housing and real estate assets and is currently focused on investing in renewable energy debt, which we believe will generate more attractive risk-adjusted total returns to our shareholders over the long-term. (1) The 5-year total return of 27.7% represents the compounded annual growth rate in MMAC’s share price from 12/31/2014 to 12/31/2019. (2) Common shareholders’ equity (“Book Value” or “BV”) adjusted to exclude the carrying value of deferred tax assets (“Adjusted Book Value” or “ABV”) and Adjusted Book Value per share are financial measures that are determined other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP financial measures are used to show the amount of our net worth in the aggregate and on a per-share basis, without giving effect to changes in Book Value due to the partial release of our deferred tax asset valuation allowance as of December 31, 2019. MMAC maintained a full valuation allowance against our deferred tax assets (“DTA”) through September 30, 2019. Refer to Slide 19 for a reconciliation of these non-GAAP financial measures to the most directly comparable historical measures determined under GAAP. Past performance is not indicative of future results. MMA Capital Holdings, Inc. 4 (2)

Strategic Repositioning Throughout 2019, MMAC successfully recycled equity out of approximately $100 million of non-core assets, comprised of bond-related investments, loan receivables and real estate-related investments that were yielding below target returns, into renewable energy investments. In January 2020, MMAC’s recycling efforts continued with the full repayment of the $53.6 million balance of the Hunt Note, which had a 5% fixed rate of interest. This capital was subsequently invested into our renewable energy investments. MMA Capital Holdings, Inc. 5

2019 Key Updates FINANCIAL RESULTS . Increased BV 32.0% and BV per share 33.8% in 2019 to $281.1 million and $48.43, respectively .. BV includes the recognition of a $57.7 million net DTA during the fourth quarter of 2019 due to the partial release of our DTA valuation allowance .. Increased ABV 4.9% and ABV per share 6.3% in 2019 to $223.4 million and $38.49, respectively .. The 2019 increase was primarily driven by $23.0 million of renewable energy investment income HIGHLIGHTS . Grew investments in renewable energy by $163.3 million to $289.6 million .. Growth was funded by draws on our newly originated $100 million revolving credit facility, recycled equity and reinvestment of income INVESTMENT PORTFOLIO OVERVIEW .. Renewable energy investments, which represented more than two-thirds of our total assets (excluding DTAs) as of December 31, 2019, generated an unleveraged net return of 11.4% for the year(1) .. Most of these investments were made through joint ventures (“Solar Ventures”), which closed $999.0 million of loan commitments across 62 loans during the year .. At December 31, 2019, the underlying loans funded through the Solar Ventures had an aggregate unpaid principal balance (“UPB”) and fair value (“FV”) of $654.4 million, weighted-average (“WA”) maturity of 10 months and a WA coupon of 10.8% CAPITALIZATION . The Company had debt with an UPB of $194.4 million, which had a carrying value of $201.8 million, an estimated FV of $152.3 million and a WA cost of 4.5% .. Based on carrying value, as of December 31, 2019, senior debt to BV was 0.38x and total debt to BV was 0.72x. Senior debt to ABV was 0.48x and total debt to ABV was 0.90x (1) The unleveraged net return is based upon the $23.0 million of total annual investment income from renewable energy investments for the year divided by the average carrying values of renewable energy investments on a trailing four quarter basis. MMA Capital Holdings, Inc. 6

GROWING MMAC is strategically focused on investing in renewable energy by providing debt financing to an underserved segment of the market. We primarily make loans to developers, constructors and system owners for the late-stage development and construction of commercial, utility and community solar scale photovoltaic (“PV”) facilities in the United States. Investment Focus (1) Solar Energy Industries Association’s Solar Market Insight Report 2019 Q4 published in 2019. Total installed PV capacity is expected to more than double over the next five years in the U.S.(1) Through 3Q19, 71.3 gigawatts (“GW”) of total PV capacity has been installed in the U.S., which is enough to power 13.5 million homes (1) LARGE Fewer financing sources, less competition and more attractive risk- adjusted returns by financing projects before they reach commercial operation FRAGMENTED MMA Capital Holdings, Inc. 7

Renewable Energy Market Outlook References include Deloitte’s 2020 Renewable Industry Outlook article published in 2019, Solar Energy Industries Association’s Community Solar Initiatives website and Bloomberg New Energy Finance’s New Energy Outlook 2019 article published in 2019. We believe the renewable energy market is primed for continued growth. “Worldwide we see $13.3 trillion invested in new power generation assets over the 32 years to 2050… of this, 77% goes to renewables.” -Bloomberg New Energy Finance, New Energy Outlook 2019 In 2019, for the first time ever, renewable energy outpaced coal in providing U.S. power generation. -Deloitte, 2020 Renewable Industry Outlook There are 40 states with at least one community solar project on-line which represents over 1.5 GWs installed through 2018. The next five years the U.S. is expected to add as much as 3.5GW of community solar. -Solar Energy Industries Association, Community Solar Initiatives “Cheap renewable energy and batteries fundamentally reshape the electricity system…We move from two-thirds fossil fuels in 2018 to two-thirds zero-carbon energy by 2050…Solar sees the most growth, rising from 2% of the world electricity generation, to 22% in 2050.” -Bloomberg New Energy Finance, New Energy Outlook 2019 MMA Capital Holdings, Inc. 8

Hunt Investment Management(1) (“External Manager”) is part of Hunt Companies, Inc. (“Hunt”), which was founded in 1947 and is privately owned. Hunt is dedicated to fostering long-term partnerships through the development, investment, management and financing of real estate and infrastructure. Our External Manager, which also does business as MMA Energy Capital (“MEC”), has an investment origination team with extensive experience in the renewable energy and project development industry with $2.3 billion of originations for the Solar Ventures since their inception in 2015. External Manager Aligned Economic Interests Among Management and Shareholders Hunt, together with MMAC executive officers, own approximately 15% of MMAC’s common shares (1) Additional information about Hunt Investment Management, LLC is described in its brochure (Part 2A of Form ADV) available at www.adviserinfo.sec.gov. Senior management team responsible for MMAC has an average of 26 years of relevant experience Experienced Management Team with Proven Track Record MMA Capital Holdings, Inc. 9

Our Competitive Advantage Typically reviews over $2 billion of directly sourced opportunities annually No reliance on brokers Typical pipeline of approximately $800 million $1.3 billion of investments fully repaid with a weighted-average internal rate of return (“IRR”) of 17.2%,(1) which has exceeded the weighted- average underwritten IRR Strong reputation and relationships with seasoned developers in the renewable energy industry Ability to execute and deliver underwritten returns $1 billion of originations in 2019, of which 60% are with repeat customers $2.3 billion originations life-to-date 100+ years of collective experience in the renewable energy and project development industry Comprehensive credit analysis, underwriting and loan structuring In-house underwriting, credit analysis and diligence No loss of principal to date on any of the 111 repaid project loans originated for the Solar Ventures Through our External Manager, MMAC has access to an extensive renewable energy loan origination platform. (1) Weighted-average IRR is measured as the total return in dollars of all repaid loans divided by the total commitment amount associated with such loans, where (i) the total return for each repaid loan was calculated as the product of each loan’s IRR and its commitment amount and (ii) IRR for each repaid loan was established by solving for a discount rate that made the net present value of all loan cash flows equal zero. All figures are estimated and unaudited. Past performance is not indicative of future results. MMA Capital Holdings, Inc. 10

Solar Ventures' Track Record



Since inception in 2015 through 2019, the Solar Ventures have originated over **160** project-based loans totaling **$2.3 billion** of debt commitments to finance **660+** renewable energy project sites across **22** states and territories.

111 loans totaling **$1.3 billion** have been repaid with a weighted-average IRR of **17.2%** and no principal losses.

Projects that have been financed by the Solar Ventures will contribute to the generation of over **6.2** gigawatts of renewable energy, thereby eliminating **~177 million** metric tons of carbon over their project lives.

Geographic Concentration



Puerto Rico
States with projects funded
2020 pipeline and additional growth opportunities

Closed Loan Commitments by Product Type ($ millions)



$61
$37
$661
$1,531
Late-stage development
Construction
Permanent
Other loans associated with renewable energy

All figures are estimated and unaudited. Past performance is not indicative of future results.

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MMA Capital Holdings, Inc.

Renewable Energy Investments • As of December 31, 2019, MMAC had $289.6 million of renewable energy investments, the majority through the Solar Ventures, which generated a net return on equity of 11.4% for the year, before leverage. • The composition of the underlying loan portfolio of the Solar Ventures at December 31, 2019 was: $ in millions Aggregate loan UPB and FV $654.4 Aggregate unfunded loan commitments(1) $312.5 Number of loans 58 WA coupon 10.8% WA remaining maturity 10 mos. (1) Unfunded loan commitments are anticipated to be funded primarily by capital within the Solar Ventures through a combination of idle capital and existing loan redemptions. To the extent capital within the Solar Ventures is not sufficient, additional capital contributions from the members would be required. All figures are estimated and unaudited except for MMAC’s carrying value of renewable energy investments as of December 31, 2019, the net return on equity and the aggregate loan UPBs and FVs, which are all based on December 31, 2019 audited financial statements. Past performance is not indicative of future results. States with projects closed as of 12/31/2019 MMA Capital Holdings, Inc. 12

Other Assets .. As of December 31, 2019, the Company had a debt and an equity investment in a mixed-use development and land in Spanish Fort, AL .. A tax-exempt infrastructure bond secured by sales and land taxes .. An equity investment in a joint venture that owns the Spanish Fort Town Center and land .. A land development project in Winchester, VA .. A subordinated tax-exempt bond secured by an affordable housing property in Atlanta, GA .. A limited partnership interest in the South Africa Workforce Housing Fund .. A secured note from Hunt that had an UPB of $53.6 million at December 31, 2019, which was fully repaid in January 2020 NOL CARRY FORWARDS .. As of December 31, 2019, the Company had $374.9 million of NOLs that were available to offset $102.9 million of future income taxes. Most of our NOLs expire between 2028 and 2035. .. At December 31, 2019, the Company concluded that it was more likely than not, based on the weight of available evidence, that the Company would utilize $210.2 million of our NOLs, which resulted in a partial release of the valuation allowance and the recognition of $57.7 million of net DTAs in the fourth quarter of 2019. NON-CORE REAL ESTATE-RELATED INVESTMENTS In addition to our renewable energy investments, we continue to own a limited number of other assets, which remain the focus of our recycling efforts. MMA Capital Holdings, Inc. 13

Capitalization .. In 2019, we secured $100 million of commitments on a revolving credit facility whose availability is subject to a borrowing base of eligible renewable energy loans. The facility bears an interest rate of one- month LIBOR (subject to a 1.50% floor) + 2.75% on drawn balances until maturity in September 2022. .. As of December 31, 2019, the UPB and carrying value of the amounts borrowed under this facility was $94.5 million. .. As of March 16, 2020, the facility had $120 million of total commitments across five participants. .. Obligations are guaranteed by the Company and secured by a pledge of the entities that hold MMAC’s interests in the Solar Ventures. The facility carries financial covenants and collateral performance tests which are customary for facilities of this type. .. We have $11.8 million UPB of other asset-backed senior debt which carries a weighted-average interest rate of 9.0%. LIBOR-BASED LONG- TERM SUBORDINATED DEBT .. Our $88.0 million of subordinated debt, which is senior only to shareholders’ equity and has limited financial covenants, carries an interest rate of three-month LIBOR plus a 2.0% spread and amortizes 2.0% annually until a balloon payment at maturity in 2035. At December 31, 2019, the carrying value was $95.5 million, while the fair value was estimated to be $46.9 million. .. The interest rate risk associated with this debt is partially hedged until October 2026 with interest rate swaps, which effectively fix $35 million of LIBOR exposure at 1.61%, and a $35 million 3.0% interest rate cap. RENEWABLE ENERGY REVOLVER OTHER DEBT We utilize on-balance sheet leverage to support our investments and increase our total returns to our shareholders. We have worked to expand our access to the capital markets and have entered debt transactions to finance our renewable energy investments with new capital partners in the last year. We expect to continuously evaluate ways to optimize the Company’s capitalization, with a focus on prudently deploying debt. MMA Capital Holdings, Inc. 14

Future • Staying true to our mission Moving forward, we expect MMAC to grow its BV, ABV and Share Price by: • Increasing the Company’s return on invested capital by redeploying equity that has been and is targeted to be recycled from lower yielding investments into renewable energy investments • Leveraging our investments prudently • Lowering our overhead in total and as a percentage of equity • Exploring opportunities in other renewable energy-related investments MMA Capital Holdings, Inc. 15

Appendix – Select Financial Data The select financial data provided in this Appendix can be found in MMAC’s 2019 Annual Report on Form 10-K for the year ended December 31, 2019, which was filed on March 13, 2020. MMA Capital Holdings, Inc. 16

Appendix Appendix – Selected Income Statement and Per Share Data MMA Capital Holdings, Inc. 17

Appendix Appendix – Selected Balance Sheet Data and Rollforward of Book Value MMA Capital Holdings, Inc. 18

Appendix Appendix – Reconciliation of Non-GAAP Measures MMA Capital Holdings, Inc. 19 • We present certain non-GAAP financial measures that supplement the financial measures we disclose that are calculated under GAAP. Non- GAAP financial measures are those that include or exclude certain items that are otherwise excluded or included, respectively, from the most directly comparable measures calculated in accordance with GAAP. The non-GAAP financial measures that we disclose are not intended as a substitute for GAAP financial measures and may not be defined or calculated the same way as similar non-GAAP financial measures used by other companies. • Adjusted Book Value represents Book Value reduced by the carrying value of the Company’s DTAs. We believe this measure is useful to investors in assessing the Company’s underlying fundamental performance and trends in our business because it eliminates potential volatility in results brought on by tax considerations in a given year. As a result, reporting upon, and measuring changes in, Adjusted Book Value enables for a better comparison of period-to-period operating performance. • Adjusted Book Value per common share represents Adjusted Book Value at the period end divided by the common shares outstanding at the period end. • Management intends to continually evaluate the usefulness, relevance, limitations and calculations of our reported non-GAAP performance measures to determine how best to provide relevant information to the public. • The table that follows provides a reconciliation of GAAP financial measures to non-GAAP financial measures that are included in this investor presentation.

Nasdaq: MMAC For more information, please visit our website at www.mmacapitalholdings.com Or, contact Investor Relations directly at 443-263-2900 | 855-650-6932 info@mmacapitalholdings.com MMA Capital Holdings, Inc. 20